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Exhibit 16

LeMaster & Daniels PLLC
700 Bank of America
Financial Center
601 W. Riverside
Spokane, WA 99201-0622
(509) 624-4315
FAX (509) 624-8874


January 6, 2005

Securities & Exchange Commission
Washington, D.C. 20549



Commissioners:

We have read Temporary Financial Services, Inc.'s statements included under Item
4.01 of its Form 8-K for January 3, 2005, and we agree with such statements concerning our firm.


/s/ LeMaster & Daniels, PLLC
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LeMaster & Daniels PLLC